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                                                              EXHIBIT 23.27

                        CONSENT OF DIRECTOR NOMINEE

To OneMain.com, Inc.:

  Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of OneMain.com, Inc. (the "Company") on Form S-1 (File No. 333-69925), and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the Company's initial public offering.

                                            /s/ Ella Fontanals de Cisneros

                                          _____________________________________

                                              Ella Fontanals de Cisneros

Dated: February 23, 1999